UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

July 15, 2020

Date of Report (date of earliest event reported)

3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34220	95-4431352
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Three D Systems Circle Rock Hill, South Carolina		29730
(Address of Principal Executive Offices)		(Zip Code)

(803) 326-3900

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	DDD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2020, 3D Systems Corporation (the “Company”) announced the departures of Philip C. Schultz, Executive Vice President, Operations, effective August 15, 2020, and Herbert Koeck, Executive Vice President, Global Go-To-Market, effective September 15, 2020, as part of a realignment of the Company’s organizational structure.

In connection with his departure, Mr. Schultz will receive severance in accordance with his employment agreement with the Company, dated August 24, 2016, and the accelerated vesting of an aggregate of 33,509 shares of the Company’s common stock under the Company’s Amended and Restated 2015 Incentive Plan.

The Company extended the departure date of Mr. Koeck to December 31, 2020 in connection with his execution of an Amendment to the Second Letter of Secondment, dated August 13, 2020, which reduces the applicable severance payments owed to Mr. Koeck to a lump sum payment equal to 8.5 times his monthly base salary. Mr. Koeck will also receive other severance benefits in accordance with his employment agreement with the Company, dated September 5, 2016, and the accelerated vesting of an aggregate of 15,598 shares of the Company’s common stock under the Company’s Amended and Restated 2015 Incentive Plan.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits.

10.1	Amendment to the Second Letter of Secondment, dated August 13, 2020, by and between 3D Systems Corporation and Herbert Koeck.
104	The cover page from this Current Report on Form 8-K/A, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: August 17, 2020
	By:	/s/ Andrew M. Johnson
(Signature)
	Name:	Andrew M. Johnson
	Title:	Executive Vice President, Chief Legal Officer and Secretary